UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2013, Double Eagle Petroleum (the “Company”) issued a press release entitled “Double Eagle Petroleum Reports Second Quarter Financial and Operating Results.” This press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release. This press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Scott Baxter has notified the Board of Directors of the Company (the “Board”) that he will resign from the Board as a result of his acceptance of a position with Petrie Partners, LLC, an investment banking firm retained by the Company. His resignation will be effective September 30, 2013. His resignation is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 7.01. Regulation FD Disclosure.

The Company will conduct a conference call on August 8, 2013 at 11:00 a.m. Eastern Standard Time to discuss the financial and operating results for the quarter ended June 30, 2013.

To the extent required, the information included in Item 2.02 of this Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press Release, dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Date: August 8, 2013	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary